EXHIBIT 10.2

PHILLIPS-VAN HEUSEN CORPORATION

2006 STOCK INCENTIVE PLAN

NONQUALIFIED STOCK OPTION AWARD AGREEMENT
(Director)

NOTICE OF STOCK OPTION GRANT

Phillips-Van Heusen Corporation (the "Company") grants to the Optionee named below an option (the "Option") to purchase, in accordance with the terms of the Phillips-Van Heusen Corporation 2006 Stock Incentive Plan (the "Plan") and this nonqualified stock option agreement (this "Agreement"), the number of shares of Common Stock of the Company (the "Shares") at the exercise price per share (the "Exercise Price") as follows:

OPTIONEE	[NAME OF DIRECTOR]
OPTIONS GRANTED	10,000 Shares
EXERCISE PRICE PER SHARE	$34.88
DATE OF GRANT	June 13, 2006
EXPIRATION DATE	The date prior to the tenth anniversary of the Date of Grant
VESTING SCHEDULE	The Options will vest in four equal installments on each of the first four anniversaries of the Date of Grant.

AGREEMENT

1.

Grant of Option.  The Company hereby grants to the Optionee the Option to purchase the Shares at the Exercise Price, subject to the terms, definitions and provisions of the Plan and this Agreement.  All terms, provisions, and conditions applicable to the Option set forth in the Plan and not set forth herein are incorporated by reference.  To the extent any provision hereof is inconsistent with a provision of the Plan the provisions of the Plan will govern.  All capitalized terms that are used in this Agreement and not otherwise defined herein shall have the meanings ascribed to them in the Plan.

2.

Exercise of Option.

a.

Right to Exercise.  This Option shall be exercisable on or prior to the expiration date set forth above (the "Expiration Date"), in accordance with the vesting schedule set forth above (the "Vesting Schedule") and with the applicable provisions of the Plan and this Agreement.  In no event may this Option be exercised after the Expiration Date.

b.

Method of Exercise.  This Option shall be exercisable only by delivery of an exercise notice (the "Exercise Notice") which shall state the election to exercise the Option, the whole number of Shares in respect of which the Option is being exercised and such other provisions as may be required by the Committee.  Such Exercise Notice shall be signed by the Optionee and shall be delivered by mail or fax, to the Company’s designee accompanied by payment of the Exercise Price.  The Company may require the Optionee to furnish or execute such other documents as the Company shall reasonably deem necessary (i) to evidence such exercise and (ii) to comply with or satisfy the requirements of the Securities Act of 1933, as amended, the Exchange Act, or any Applicable Laws.  The Option shall be deemed to be exercised upon receipt by the Company’s designee of such written notice accompanied by the Exercise Price.

No Shares will be issued pursuant to the exercise of the Option unless such issuance and such exercise shall comply with all Applicable Laws.  Assuming such compliance, for income tax purposes, the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.

3.

Method of Payment.  Pursuant to Section 6(f) of the Plan and subject to such limitations as the Committee may impose (including prohibition of one or more of the following payment methods), payment of the Exercise Price may be made in cash or by check, by delivery of shares of Common Stock of the Company or a combination thereof.

4.

Termination of Service and Expiration of Exercise Period.

a.

Termination of Service.  If the Optionee's service with the Company and its Subsidiaries is terminated, the Optionee may exercise all or part of this Option prior to the expiration dates set forth in paragraph b. herein, but only to the extent that the Option had become vested before the Optionee's service terminated.  Notwithstanding the above, if the Optionee's termination of service (i) is due to Retirement, or (ii) is due to death, the Option shall become 100% vested and shall remain exercisable until the expiration dates determined pursuant to paragraph b. of this Section.

When the Optionee's service with the Company and its Subsidiaries terminates (except when due to Retirement or death), this Option shall expire immediately with respect to the number of Shares for which the Option is not yet vested.  If the Optionee dies after termination of service, but before the expiration of the Option, all or part of this Option may be exercised (prior to expiration) by the personal representative of the Optionee or by any person who has acquired this Option directly from the Optionee by will, bequest or inheritance, but only to the extent that the Option was vested and exercisable upon termination of the Optionee’s service.

b.

Expiration of Exercise Period.  Upon termination of the Optionee’s service with the Company and its Subsidiaries, the Option shall expire on the earliest of the following occasions:

i.

The Expiration Date;

ii.

The date three months following the termination of the Optionee’s service for any reason other than death or Retirement;

iii.

The date three years following the termination of the Optionee's service due to Retirement; or

iv.

In the event of the death of the Optionee, the date three months following the qualification of a representative of the Optionee's estate.

c.

Definition of "Retirement."  For purposes of this Agreement, the term "Retirement" shall mean termination of service as a Director on or after age 63.

5.

Transferability of Option.  The Option may not be transferred, pledged, assigned, or otherwise disposed of, except (i) by will or the laws of descent and distribution or (ii) for no consideration, subject to such rules and conditions as may be established by the Committee, to a member or members of the Optionee’s Immediate Family.  For purposes of this Option Agreement, the Optionee’s “Immediate Family” means the Optionee's children, stepchildren, grandchildren, parents, stepparents, grandparents, spouse, former spouse, siblings, nieces, nephews, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships or any person sharing the Optionee's household (other than a tenant or employee).

6.

Miscellaneous Provisions.

a.

Rights as a Stockholder.  Neither the Optionee nor the Optionee's transferee or representative shall have any rights as a stockholder with respect to any Shares subject to this Option until the Option has been exercised and Share certificates have been issued to the Optionee, transferee or representative, as the case may be.

b.

Choice of Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

c.

Modification or Amendment.  This Agreement may only be modified or amended by written agreement executed by the parties hereto; provided, however, that the adjustments permitted pursuant to Section 16 of the Plan may be made without such written agreement.

d.

Severability.  In the event any provision of this Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of this Agreement, and this Agreement shall be construed and enforced as if such illegal or invalid provision had not been included.

e.

References to Plan.  All references to the Plan shall be deemed references to the Plan as may be amended.

f.

Headings.  The captions used in this Agreement are inserted for convenience and shall not be deemed a part of this Option for construction or interpretation.

g.

Interpretation.  Any dispute regarding the interpretation of this Agreement shall be submitted by the Optionee or by the Company forthwith to the Board or the Committee, which shall review such dispute at its next regular meeting.  The resolution of such dispute by the Board or the Committee shall be final and binding on all persons.

h.

Signature in Counterparts.  This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

PHILLIPS-VAN HEUSEN CORPORATION

By:

/s/ Mark D. Fischer

Name:

MARK D. FISCHER

Title:

Vice President and Secretary

The Optionee represents that s/he is familiar with the terms and provisions thereof, and hereby accepts this Agreement subject to all of the terms and provisions thereof.  The Optionee has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement.  The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan or this Agreement.

Dated:______________________________   Signed:___________________________________

Optionee [ NAME OF DIRECTOR]

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